UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2014

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2014, Marchex, Inc. (“Marchex”) is issuing a press release and holding a conference call regarding its financial results for the quarter ended September 30, 2014 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Marchex is referencing non-GAAP financial information in both the Press Release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Press Release. Disclosures regarding definitions of these financial measures used by Marchex and why Marchex’s management believes these financial measures provide useful information to investors is also included in the Press Release.

Item 2.06 Material Impairment.

In conjunction with the preparation of its financial statements for the quarter ended September 30, 2014, Marchex has made an assessment that it is more likely than not that Marchex will be unable to realize the value of gross deferred tax assets of $45.4 million and accordingly, Marchex has recorded a 100% valuation allowance related to these deferred tax assets. Marchex increased the valuation allowance by $22.3 million resulting in a non-cash income tax expense of $22.3 million during the quarter ended September 30, 2014.

A valuation allowance is required by U.S. GAAP if it is more likely than not that all or a part of a deferred tax asset cannot be realized in the future. Marchex considered a number of factors in making its assessment, including its taxable losses in 2012 and 2013, its projected taxable loss for 2014, and the loss of a significant customer during the third quarter of 2014 resulting in lower projected revenue and profitability.

The increase in the valuation allowance is not expected to result in any current or future cash expenditures. Marchex will provide additional information relating to the valuation allowance in its Form 10-Q for the quarterly period ended September 30, 2014.

Item 7.01 Regulation FD Disclosure.

In the Press Release Marchex announced that its Board of Directors has adopted a new share repurchase program to repurchase up to 3 million shares of Marchex’s Class B common stock through open market and privately negotiated transactions, at such times and in such amounts as the company deems appropriate, including without limitation pursuant to a Rule 10b5-1 purchase plan. This program supersedes Marchex’s previously disclosed share repurchase program.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2014	MARCHEX, INC.

	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Marchex, dated November 5, 2014.